OMB APPROVAL
OMB Number: 3235-0056
Expires: September 30, 2014
Estimated average burden
hours per response..........3.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Superior Drilling Products, Inc.

(Exact name of registrant as specified in its charter)

UTAH	46-4341605
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1583 SOUTH 1700 EAST, VERNAL UT	84078
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

COMMON STOCK PAR VALUE $.001 PER SHARE	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-195085 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities of Superior Drilling Products, Inc. (the "Registrant") being registered hereunder, reference to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's registration statement on form S-1 (File No. 333-195085), as initially filed with the Securities and Exchange Commission (the "Commission") on April 30, 2014 as amended (the "Registration Statement"), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Under the "Instructions as to Exhibits" section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange MKT LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	/s/ Annette Meier

Date	5-8-2014

By	Annette Meier, President
*Print the name and title of the signing officer under his signature.

INSTRUCTIONS AS TO EXHIBITS

If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.